1
Exhibit 32.2
I, Kofi

A. Bruce,

Chief Financial

Officer

of General

Mills, Inc.

(the “Company”),

certify,

pursuant

to Section

906 of

the Sar

banes-
Oxley Act of 2002, 18 U.S.C. Section 1350, that:
(1)

the

Quarterly

Report

on

Form

10-Q

of

the

Company

for

the

fiscal

quarter

ended

November

28,

2021

(the

“Report”)

fully
complies with the requirements of Section

13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)

the information

contained in

the Report

fairly presents,

in all

material respects,

the financial

condition and

results of

operations
of the Company.
Dated: December 21, 2021
/s/ Kofi A. Bruce

Kofi A. Bruce
Chief Financial Officer